EXHIBIT 99.3

AMENDMENT TO

UNITED RENTALS, INC.

LONG-TERM INCENTIVE PLAN

September 22, 2004

Pursuant to Section 12.2 of the Long-Term Incentive Plan (the “Plan”), the Committee hereby effects this amendment to the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

The third and fourth sentences of Section 8.3 of the Plan are hereby deleted and replaced by the following single sentence:

Notwithstanding any other provision of the Plan to the contrary, any amount due in connection with the payment of any award shall be paid 100% in cash.